BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20170146499-63
Secretary of State	Filing Date and Time: 04/03/2017 2:19 PM
State of Nevada	Entity Number: E0158212017-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CREST RADIUS INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ (Name)

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

NEVADA FORMATION SERVICES LLC
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
210 SAWYER WAY	SPARKS	Nevada	89431

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 | Par value per share: $ 0.001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) KARDO VALBE (Name)

Street Address	City	State	Zip Code
7 KAAPA	TSOLGO, EST	ES	65552

2) ______ (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: KARDO VALBE
X KARDO VALBE
Incorporator Signature

Address	City	State	Zip Code
7 KAAPA	TSOLGO, EST	ES	65552

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA FORMATION SERVICES LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 4/3/2017

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CREST RADIUS INC**, did on April 3, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 3, 2017.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20170403-2197
You may verify this certificate online at http://www.nvsos.gov/